POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that, Gary L. Hultquist, whose signature appears below, constitutes and appoints James M. Piccone, Michael Stefanoudakis and Joan E. McNitt as attorneys-in-fact and agents for the undersigned solely for the purpose of executing reports required under Section 16 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorneys-in-fact have done or caused to be done, or may do or cause to be done, by virtue hereof.

The undersigned further agrees to indemnify and hold harmless each appointee against any liability for any actions performed by that appointee in good faith on behalf of the undersigned pursuant to this power of attorney.

This power of attorney revokes any prior power of attorney appointing other individuals for the purpose of executing reports required under Section 16 of the Securities and Exchange Act of 1934.

This power of attorney shall remain in effect until revoked by a subsequent written instrument.

Dated: January 30, 2014

/s/ Gary L. Hultquist
Gary L. Hultquist